EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


                                                             Name Under
Name of                         Jurisdiction of              Which Subsidiary
Subsidiary                      Incorporation                Does Business
----------                      ---------------              ----------------

Cave Springs, Inc.              Delaware                     Cave Springs

Mothers Work (R.E.), Inc.       Pennsylvania                 A Pea in the Pod

The Page Boy Company, Inc.      Delaware                     Maternite

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